Exhibit 10.1

Amendment No. 1 to Amended and Restated Employment Agreement

Amendment Number 1 to the Amended and Restated Employment Agreement dated as of October 19, 2010 (the “Employment Agreement”) by and between Aetna Inc. (“Aetna”), a Pennsylvania corporation, and Mark T. Bertolini (“Executive”).

WHEREAS, Aetna and Executive have previously entered into the Employment Agreement;

WHEREAS, Aetna and Executive wish to further amend the Employment Agreement to extend its term;

NOW, THEREFORE, the Employment Agreement is amended effective August 4, 2013, as follows:

Section 1.02 is amended to change the references to December 31, 2013 in the first and second sentences to December 31, 2016.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 4th day of August, 2013.

Aetna Inc.

/s/ Deanna Fidler
By:	Deanna Fidler
Title:	Sr. Vice President, Human Resources

Executive

/s/ Mark T. Bertolini
Mark T. Bertolini